Exhibit 5.1

July 7, 2008

Main +1.206.447.0900

Fax +1.206.447.0849

26866.0004

Cell Therapeutics, Inc.

501 Elliott Avenue West, Suite 4000

Seattle, WA 98119

Re:	Registration Statement on Form S-8 of Cell Therapeutics, Inc.

Ladies and Gentlemen:

This opinion is furnished to Cell Therapeutics, Inc. (the “Company”) in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of 10,000,000 shares of the Company’s common stock, no par value (the “Shares”) reserved for issuance under the Company’s 2007 Equity Incentive Plan (the “Stock Plan”).

We have based our opinion upon our review of the relevant records, documents, instruments and certificates of the Company. In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the authenticity and conformity to the originals of all records, documents and instruments submitted to us as copies.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Shares to be sold are issued in accordance with the terms of the Stock Plan, and (ii) the Company receives the full consideration for the Shares as stated in the Stock Plan and terms of the stock options and awards granted thereunder, it is our opinion that the Shares covered by the Registration Statement, when and if issued and sold by the Company, pursuant to the terms of stock options and awards duly granted pursuant to the Stock Plan after payment therefor in the manner provided in the Stock Plan and the terms of the stock options and awards granted thereunder, and the Registration Statement, will be legally issued, fully paid and non-assessable.

This opinion is limited to the laws of the State of Washington, and we disclaim any opinion as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

Very truly yours,

/s/ Heller Ehrman LLP

Heller Ehrman LLP     701 Fifth Avenue, Suite 6100     Seattle, WA 98104-7098     www.hellerehrman.com

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